Exhibit 99.1

Appian Announces Second Quarter 2020 Financial Results
Cloud subscriptions revenue increased 30% year-over-year to $29.6 million

McLean, VA – August 6, 2020 – Appian (Nasdaq: APPN) today announced financial results for the second quarter ended June 30, 2020.

“Recent circumstances have demonstrated the importance of quick adaptability. Organizations are turning to rapid-development technologies like Appian's low-code automation platform to build their applications and processes," said Matt Calkins, CEO & Founder.

Second Quarter 2020 Financial Highlights:

•Revenue: Cloud subscription revenue was $29.6 million for the second quarter of 2020, up 30% compared to the second quarter of 2019. Total subscriptions revenue, which includes sales of SaaS subscriptions, on-premises term license subscriptions and maintenance and support, increased 12% year-over-year to $41.4 million for the second quarter of 2020. Professional services revenue was $25.4 million for the second quarter of 2020, compared to $28.4 million for the second quarter of 2019. Total revenue was $66.8 million for the second quarter of 2020, up 2% compared to the second quarter of 2019. Cloud subscription revenue retention rate was 113% as of June 30, 2020. Gross renewal rate was 98% as of June 30, 2020.
•Operating loss and non-GAAP operating loss: GAAP operating loss was $(12.1) million for the second quarter of 2020, compared to $(9.8) million for the second quarter of 2019. Non-GAAP operating loss was $(8.5) million for the second quarter of 2020, compared to $(7.1) million for the second quarter of 2019.
•Net loss and non-GAAP net loss: GAAP net loss was $(11.8) million for the second quarter of 2020, compared to $(10.1) million for the second quarter of 2019. GAAP net loss per share was $(0.17) for the second quarter of 2020, based on 68.4 million weighted-average shares outstanding, compared to $(0.16) for the second quarter of 2019 based on 64.8 million weighted-average shares outstanding. Non-GAAP net loss was $(8.2) million for the second quarter of 2020, compared to $(7.2) million for the second quarter of 2019. Non-GAAP net loss per share was $(0.12) for the second quarter of 2020, based on 68.4 million basic and diluted shares outstanding, consistent with $(0.11) for the second quarter of 2019, based on 64.8 million basic and diluted shares outstanding.
•Adjusted EBITDA: Adjusted EBITDA loss was $(7.0) million for the second quarter of 2020, compared to $(6.0) million for the second quarter of 2019.
•Balance sheet and cash flows: As of June 30, 2020, Appian had cash and cash equivalents of $256.1 million, compared to $149.2 million at March 31, 2020, primarily reflecting the completion of Appian’s underwritten public offering of 1,931,206 shares of Appian Class A common stock in June 2020. Net cash used in operating activities was $(3.1) million for the three months ended June 30, 2020 compared to $16.1 million of net cash provided by operating activities for the same period in 2019. The $16.1 million of net cash provided by operating activities for the three months ended June 30, 2019 includes $12.5 million of tenant improvement allowance reimbursements received associated with the build-out of Appian's new headquarters.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter 2020 Business Highlights:

•Appian launched the Workforce Safety solution to safely return employees to facilities during the COVID pandemic.
•Appian launched the CampusPassTM solution for colleges and universities to safely reopen campuses during the COVID pandemic.
•The United States Marine Corps has included Appian’s low-code automation platform on its list of approved Platform as a Service (PaaS) tools.
•Appian and KPMG announced an Intelligent Data Privacy offering, helping businesses manage compliance with the California Consumer Privacy Act (CCPA).
•DocuSign and Appian announced a no-code integration, adding market-leading electronic signature capabilities to Appian's low-code automation platform.
•Box and Appian announced the availability of a no-code integration, uniting Box's best-of-breed content management with Appian's low-code automation platform.
•Appian released the latest version of its low-code automation platform.

Financial Outlook:

As of August 6, 2020, guidance for 2020 is as follows:

•Third Quarter 2020 Guidance:
▪Cloud subscription revenue is expected to be in the range of $31.4 million and $31.9 million, representing year-over-year growth of between 28% and 30%.
▪Total revenue is expected to be in the range of $70.5 million and $71.5 million, representing a year-over-year increase of between 7% and 8%.
▪Adjusted EBITDA loss is expected to be in the range of $(11.0) million and $(10.0) million.
▪Non-GAAP net loss per share is expected to be in the range of $(0.18) and $(0.16). This assumes 70.0 million weighted average common shares outstanding.

•Full Year 2020 Guidance:
▪Given the continued uncertainty regarding the duration of COVID-19 and its impact on the global economy, there is a broad range of possible results for this year. Therefore, Appian is not providing a financial outlook for full year 2020.

Conference Call Details:
Appian will host a conference call today, August 6, 2020, at 5:00 p.m. ET to discuss Appian's financial results for the second quarter ended June 30, 2020 and business outlook.

The live webcast of the conference call can be accessed on the Investor Relations page of Appian’s website at http://investors.appian.com. To access the call, please dial (800) 437-2398 in the U.S. or (323) 289-6576 internationally. Following the call, an archived webcast will be available at the same location on the Investor Relations page. A telephone replay will be available for one week at (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 3672818.

About Appian
Appian (NASDAQ: APPN) provides a low-code automation platform that accelerates the creation of high-impact business applications. Many of the world’s largest organizations use Appian applications to improve customer experience, achieve operational excellence, and simplify global risk management and compliance. For more information, visit www.appian.com.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP weighted average shares outstanding and adjusted EBITDA. These non-GAAP financial measures exclude the effect of stock-based compensation expense and gains or losses on disposal of an asset. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures.

Appian uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the third quarter, the impact of COVID-19 on Appian's business and on the global economy, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscription revenue and total revenue growth, are forward-looking statements. The words "anticipate," believe," "continue," "estimate," "expect," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, and the timing of Appian’s recognition of subscription revenue which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the "Risk Factors" section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on February 20, 2020 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Scott Walker
Director, Investor Relations
703-496-4573
scott.walker@appian.com

Media Contact
Nicole Greggs
Director, Media Relations
703-260-7868
nicole.greggs@appian.com

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$256,146	$159,755
Accounts receivable, net of allowance of $800 and $600 as of June 30, 2020 and December 31, 2019, respectively	71,853	70,408
Deferred commissions, current	15,122	14,543
Prepaid expenses and other current assets	26,289	32,955
Total current assets	369,410	277,661
Property and equipment, net	37,437	39,554
Goodwill	4,443	—
Intangible assets, net of accumulated amortization of $196 as of June 30, 2020	1,790	—
Operating right-of-use assets	23,156	24,205
Deferred commissions, net of current portion	28,694	28,979
Deferred tax assets	583	494
Other assets	5,847	592
Total assets	$471,360	$371,485
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,128	$5,222
Accrued expenses	7,307	7,488
Accrued compensation and related benefits	13,183	10,691
Deferred revenue, current	87,550	82,201
Operating lease liabilities, current	5,427	3,836
Finance lease liabilities, current	1,549	1,447
Other current liabilities	592	1,395
Total current liabilities	119,736	112,280
Operating lease liabilities, net of current portion	44,142	44,416
Finance lease liabilities, net of current portion	1,556	2,375
Deferred revenue, net of current portion	4,595	7,139
Deferred tax liabilities	437	38
Other non-current liabilities	2,092	—
Total liabilities	172,558	166,248
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 37,558,379 shares issued and outstanding as of June 30, 2020; 500,000,000 shares authorized and 34,525,386 shares issued and outstanding as of December 31, 2019	4	3
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 32,281,936 shares issued and outstanding as of June 30, 2020; 100,000,000 shares authorized and 32,942,636 shares issued and outstanding as of December 31, 2019	3	3
Additional paid-in capital	458,174	340,929
Accumulated other comprehensive loss	(482)	(285)
Accumulated deficit	(158,897)	(135,413)
Total stockholders’ equity	298,802	205,237
Total liabilities and stockholders’ equity	$471,360	$371,485

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
Subscriptions	$41,418	$36,860	$91,854	$71,417
Professional services	25,357	28,415	53,785	54,162
Total revenue	66,775	65,275	145,639	125,579
Cost of revenue
Subscriptions	4,701	4,036	10,084	7,621
Professional services	16,455	19,015	35,191	39,496
Total cost of revenue	21,156	23,051	45,275	47,117
Gross profit	45,619	42,224	100,364	78,462
Operating expenses
Sales and marketing	29,086	29,992	63,258	58,583
Research and development	17,178	12,765	33,216	26,721
General and administrative	11,450	9,261	24,591	18,277
Total operating expenses	57,714	52,018	121,065	103,581
Operating loss	(12,095)	(9,794)	(20,701)	(25,119)
Other (income) expense
Other (income) expense, net	(682)	(79)	2,432	(381)
Interest expense	128	69	271	140
Total other (income) expense	(554)	(10)	2,703	(241)
Loss before income taxes	(11,541)	(9,784)	(23,404)	(24,878)
Income tax expense	274	267	80	389
Net loss	$(11,815)	$(10,051)	$(23,484)	$(25,267)
Net loss per share:
Basic and diluted	$(0.17)	$(0.16)	$(0.35)	$(0.39)
Weighted average common shares outstanding:
Basic and diluted	68,369,823	64,753,044	67,949,270	64,531,089

APPIAN CORPORATION AND SUBSIDIARIES
STOCK BASED COMPENSATION EXPENSE
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cost of revenue
Subscriptions	$229	$161	$442	$315
Professional services	317	244	529	2,218
Operating expenses
Sales and marketing	657	814	1,410	3,195
Research and development	619	435	1,172	2,550
General and administrative	1,792	1,035	3,537	1,636
Total stock-based compensation expense	$3,614	$2,689	$7,090	$9,914

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(23,484)	$(25,267)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,980	1,933
Bad debt expense	200	97
Loss on disposal of property and equipment	22	145
Deferred income taxes	(168)	(47)
Stock-based compensation	7,090	9,914
Changes in assets and liabilities:
Accounts receivable	(2,084)	9,337
Prepaid expenses and other assets	1,922	13,453
Deferred commissions	(295)	(4,790)
Accounts payable and accrued expenses	(1,674)	5,458
Accrued compensation and related benefits	2,575	(3,181)
Other liabilities	1,271	(269)
Deferred revenue	2,310	640
Operating lease liabilities	2,378	—
Deferred rent, non-current	—	4,584
Net cash (used in) provided by operating activities	(6,957)	12,007
Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(6,138)	—
Purchases of property and equipment	(686)	(27,689)
Net cash used in investing activities	(6,824)	(27,689)
Cash flows from financing activities:
Principal payments on finance leases	(716)	—
Proceeds from public offering, net of underwriting discounts	108,260	—
Payments of costs related to public offerings	(18)	—
Proceeds from exercise of common stock options	2,242	1,987
Net cash provided by financing activities	109,768	1,987
Effect of foreign exchange rate changes on cash and cash equivalents	404	(134)
Net increase (decrease) in cash and cash equivalents	96,391	(13,829)
Cash and cash equivalents, beginning of period	159,755	94,930
Cash and cash equivalents, end of period	$256,146	$81,101
Supplemental disclosure of cash flow information:
Cash paid for interest	$88	$170
Cash paid for income taxes	$139	$116
Supplemental disclosure of non-cash financing information:
Capital lease obligations to acquire new office furniture and fixtures	$—	$3,673

APPIAN CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(12,095)	$(9,794)	$(20,701)	$(25,119)
Add back:
Stock-based compensation expense	3,614	2,689	7,090	9,914
Non-GAAP operating loss	$(8,481)	$(7,105)	$(13,611)	$(15,205)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(11,815)	$(10,051)	$(23,484)	$(25,267)
Add back:
Stock-based compensation expense	3,614	2,689	7,090	9,914
Loss on disposal of property and equipment	15	145	22	145
Non-GAAP net loss	$(8,186)	$(7,217)	$(16,372)	$(15,208)

Non-GAAP earnings per share:
Non-GAAP net loss	$(8,186)	$(7,217)	$(16,372)	$(15,208)
Non-GAAP weighted average shares used to compute net loss per share, basic and diluted	68,369,823	64,753,044	67,949,270	64,531,089
Non-GAAP net loss per share, basic and diluted	$(0.12)	$(0.11)	$(0.24)	$(0.24)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share, basic and diluted	$(0.17)	$(0.16)	$(0.35)	$(0.39)
Add back:
Non-GAAP adjustments to net loss per share	0.05	0.05	0.11	0.15
Non-GAAP net loss per share, basic and diluted	$(0.12)	$(0.11)	$(0.24)	$(0.24)

Reconciliation of adjusted EBITDA:
GAAP net loss	$(11,815)	$(10,051)	$(23,484)	$(25,267)
Other expense (income), net	(682)	(79)	2,432	(381)
Interest expense	128	69	271	140
Income tax (benefit) expense	274	267	80	389
Depreciation and amortization expense	1,469	1,135	2,980	1,933
Stock-based compensation expense	3,614	2,689	7,090	9,914
Adjusted EBITDA	$(7,012)	$(5,970)	$(10,631)	$(13,272)